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                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM T-1
                            ------------------------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                Check if an Application to Determine Eligibility
                of a Trustee Pursuant to Section 306(b)(2)  [ ]
                            ------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

        A NATIONAL BANKING ASSOCIATION                           31-0838516
                                                              (I.R.S. employer
                                                           identification number)
    100 EAST BROAD STREET, COLUMBUS, OHIO                        43271-0181
   (Address of principal executive offices)                      (Zip Code)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0126
                          CHICAGO, ILLINOIS 60870-0126
             ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
           (Name, address and telephone number of agent for service)
                            ------------------------

                          THE WILLIAMS COMPANIES, INC.
              (Exact name of obligor as specified in its charter)

                   DELAWARE                                      73-0569878
       (State or other jurisdiction of                        (I.R.S. employer
        incorporation or organization)                     identification number)
             ONE WILLIAMS CENTER
               TULSA, OKLAHOMA                                     74172
   (Address of principal executive offices)                      (Zip Code)

                     7.50% DEBENTURES DUE JANUARY 15, 2031
  6.75% PUTABLE ASSET TERM SECURITIES (PATS) PUTABLE/CALLABLE JANUARY 15, 2006
                        (Title of Indenture Securities)

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ITEM 1.  General Information.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

         (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. Affiliations with the Obligor. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. List of Exhibits. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificate of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.  A copy of the existing by-laws of the trustee.*

           5.  Not Applicable.

           6.  The consent of the trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not Applicable.

           9.  Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of March, 2001.

                                          Bank One Trust Company, National
                                          Association,
                                          Trustee

                                          By  /s/ Sandra L. Caruba
                                              Sandra L. Caruba
                                              Vice President

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*  Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).
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                                                                       EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(B) OF THE ACT

March 15, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between The Williams Companies, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                          Very truly yours,

                                          Bank One Trust Company, National
                                          Association

                                          By: /s/ Sandra L. Caruba
                                                  Sandra L. Caruba
                                                  Vice President
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                                                                       EXHIBIT 7

Legal Title of Bank:      Bank One Trust Company, N.A.      Call Date: 12/31/00      State #: 391581      FFIEC 032
Address:                  100 Broad Street                  Vendor ID: D             Cert #: 21377        Page RC-1
City, State  Zip:         Columbus, OH 43271                Transit #: 04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS  C300
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):        RCON
    a. Noninterest-bearing balances and currency and coin(1)..............          0081         64,969       1.a
    b. Interest-bearing balances(2).......................................          0071              0       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)..........          1754              0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).......          1773          4,286       2.b
3.  Federal funds sold and securities purchased under agreements
    to resell.............................................................          1350      1,056,754       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)......          2122        346,052       4.a
    b. LESS: Allowance for loan and lease losses..........................          3123            372       4.b
    c. LESS: Allocated transfer risk reserve..............................          3128              0       4.c
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...............................          2125        345,680       4.d
5.  Trading assets (from Schedule RD-D)...................................          3545              0       5.
6.  Premises and fixed assets (including capitalized leases)..............          2145         21,835       6.
7.  Other real estate owned (from Schedule RC-M)..........................          2150              0       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)........................................          2130              0       8.
9.  Customers' liability to this bank on acceptances outstanding..........          2155              0       9.
10. Intangible assets (from Schedule RC-M)................................          2143         13,697      10.
11. Other assets (from Schedule RC-F).....................................          2160        131,390      11.
12. Total assets (sum of items 1 through 11)..............................          2170      1,638,611      12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
Legal Title of Bank:      Bank One Trust Company, N.A.      Call Date: 12/31/00      State #: 391581      FFIEC 032
Address:                  100 East Broad Street             Vendor ID: D             Cert #" 21377        Page RC-2
City, State  Zip:         Columbus, OH 43271                Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                        DOLLAR AMOUNTS IN
                                                                                            THOUSANDS
                                                                                            ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                        RCON
       columns A and C from Schedule RC-E, part 1)........................          2200      1,410,826      13.a
       (1) Noninterest-bearing(1).........................................          6631        830,363      13.a1
       (2) Interest-bearing...............................................          6636        580,463      13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).................................
       (1) Noninterest bearing............................................
       (2) Interest-bearing...............................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                  RCFD           2800    0 14
15. a. Demand notes issued to the U.S. Treasury                                     RCON           2840    0 15.a
    b. Trading Liabilities(from Sechedule RC-D)...........................          RCFD           3548    0 15.b
16. Other borrowed money:                                                           RCON
    a. With original maturity of one year or less.........................          2332              0      16.a
    b. With original  maturity of more than one year......................          A547              0      16.b
    c. With original maturity of more than three years ...................          A548              0      16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding...............          2920              0      18.
19. Subordinated notes and debentures.....................................          3200              0      19.
20. Other liabilities (from Schedule RC-G)................................          2930         75,186      20.
21. Total liabilities (sum of items 13 through 20)........................          2948      1,486,012      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.........................          3838              0      23.
24. Common stock..........................................................          3230            800      24.
25. Surplus (exclude all surplus related to preferred stock)..............          3839         45,157      25.
26. a. Undivided profits and capital reserves.............................          3632        106,620      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.........................................................          8434             22      26.b
    c. Accumulated net gains (losses) on cash flow hedges.................          4336              0      26.c
27. Cumulative foreign currency translation adjustments...................
28. Total equity capital (sum of items 23 through 27).....................          3210        152,599      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).................................          3300      1,638,611      29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
    during 1996............................................................ RCFD 6724      M.1.
1 = Independent audit of the bank conducted in accordance                   4. = Directors' examination of the bank
    with generally accepted auditing standards by a certified                    performed by other external auditors
    public accounting firm which submits a report on the bank                    (may be required by state chartering authority)
2 = Independent audit of the bank's parent holding company                  5. = Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing                     external auditors
    standards by a certified public accounting firm which                   6. = Compilation of the bank's financial statements
    submits a report on the consolidated holding company                         by external auditors
    (but not on the bank separately)                                        7. = Other audit procedures (excluding tax
3 = Directors' examination of the bank conducted in                              preparation work)
    accordance with generally accepted auditing standards                   8. = No external audit work
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.